UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 Or 15(d) Of The Securities Exchange Act Of 1934

Date of Report (Date of Earliest Event Reported):  July 2, 2015

 LEO MOTORS, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-53525	95-3909667
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of Incorporation)

291-1, Hasangok-dong
Hanam City, Gyeonggi-do	465-250
Republic of Korea
(Address of Principal Executive Offices)	(Zip Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry Into a Material Definitive Agreement

Item 3.02    Unregistered Sales of Equity Securities

On July 2, 2015, Leo Motors, Inc., a Nevada Corporation (the “Company”) sold three convertible promissory notes (each a “Note,” collectively, the “Notes”) for an aggregate principal amount of KRW500,000,000 (approximately $447,275) and warrants to purchase an aggregate of 2,978,850 shares of  common stock of the Company, par value $0.001 per share (the “Common Stock”), to three Korean accredited investors pursuant to certain amended and restated securities purchase agreements (the “Agreements”), which agreements replace and supersede the securities purchase agreements dated June 24, 2015 by and between the Company and the investors.

Each Note has a maturity date which is one year after the date of issuance and has an interest rate of four (4%) percent per annum. Each Note is convertible into restricted shares of the Company’s Common Stock at any time on the date that is three months after the issuance date at a conversion price equal to $0.15 per share, which may be adjusted, at the holder’s option, to a price equal to the higher of the par value of Common Stock or eighty-five (85%) of the average trading price of the Common Stock for the 30 days immediately preceding the date of conversion. The Company is permitted to repay the Note at any time after the date that is three months after the date of issuance.

The Company also agreed to issue warrants to holders of the Notes three months after the issuance of the Notes.  The warrants entitle the holders to purchase an aggregate of 2,978,850 shares of the Company’s Common Stock at $0.15 per share, which may be adjusted, at the holder’s option, to a price equal to eighty-five (85%) of the average trading price of the Common Stock for the 30 days immediately preceding the date of exercise. The warrants expire in nine months after issuance and are exercisable at any time prior to expiration. The warrants may be exercised on a cashless basis.

The Company claims an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Act”), for the issuance of the securities referenced herein pursuant to Section 4(a)(2) of the Act and Regulation D promulgated thereunder.

The foregoing description of the Agreements, the Notes and the Warrants is not complete and is qualified in its entirety by reference to the full text of Exhibit 10.1, Exhibit 4.1 and Exhibit 4.2 which are attached as exhibits to this Current Report on Form 8-K and each of which is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
4.1	Form of Convertible Promissory Note
4.2	Form of Warrant
10.1	Form of Amended and Restated Securities Purchase Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEO MOTORS, INC.

Dated: July 2, 2015	By: /s/ Shi Chul Kang
Shi Chul Kang
Co-Chief Executive Officer By: /s/ Jun Heng Park Jun Heng Park Co-Chief Executive Officer